UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 19, 2020

VirnetX Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
(Address of principal executive offices, including zip code)

(775) 548-1785
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VHC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Discretionary 2020 Incentive Bonus

At a meeting of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of VirnetX Holding Corporation (the “Company”) held on March 19, 2020, the Compensation Committee reviewed the Company’s performance and the contributions that 1) Kendall Larsen, the Company’s Chief Executive Officer, President, and Chairman, 2) Robert D. Short III, Ph. D., the Company’s Chief Technology Officer and Chief Scientist, and 3) Richard Nance, the Company’s Chief Financial Officer, made to such performance. Following its review, the Compensation Committee determined to pay Mr. Larsen, Dr. Short, and Mr. Nance cash bonuses equal to 75% of Mr. Larsen’s, Dr. Short’s, and Mr. Nance’s respective base salaries for the 2019 fiscal year, in light of the Company’s overall performance and their respective contributions in achieving this performance.  Accordingly, the Compensation Committee determined to award Mr. Larsen, Dr. Short, and Mr. Nance cash bonuses equal to $506,386.13, $322,188.63, and $130,319.08, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VirnetX Holding Corporation

By:	/s/ Kendall Larsen
Kendall Larsen Chief Executive Officer

Dated: March 24, 2020